As filed with the Securities and Exchange Commission on May 30, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SUTRO BIOPHARMA, INC.
(Exact Name of Registrant as Specified in Its Charter)
________________________

Delaware	47-0926186
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

111 Oyster Point Blvd.
South San Francisco, California, 94080
(650) 881-6500
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated

2021 Equity Inducement Plan

(Full Title of the Plans)

Jane Chung, R.Ph.
Chief Executive Officer
Sutro Biopharma, Inc.
111 Oyster Point Blvd.
South San Francisco, CA 94080
(Name and Address of Agent for Service)

(650) 881-6500
(Telephone Number, including area code, of agent for service)
________________________

Please send copies of all communications to:

Amanda L. Rose, Esq.
Ryan Mitteness, Esq.
Fenwick & West LLP
555 California Street, 12th Floor
San Francisco, California 94104
(415) 875-2300
________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Sutro Biopharma, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,250,000 additional shares of common stock available for issuance under the Registrant’s 2021 Equity Inducement Plan (the “2021 Inducement Plan”).

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2021 Inducement Plan, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on August 9, 2021 (Registration No. 333-258603), August 31, 2022 (Registration No. 333-267194), and February 27, 2023 (Registration No. 333-270055) to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 13, 2025 pursuant to Section 13 of the Exchange Act;

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c) the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-38662) filed on September 18, 2018 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	10-Q	001-38662	3.1	11/13/2023
4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-38662	3.1	02/24/2023
4.3	Form of Registrant’s Common Stock Certificate.	S-1/A	333-227103	4.1	09/17/2018
5.1	Opinion and Consent of Fenwick & West LLP.					X
23.1	Consent of independent registered public accounting firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on signature page of this Registration Statement).					X
99.1	Amended and Restated 2021 Equity Inducement Plan.					X
99.2	Amended Form of Restricted Stock Unit Award Agreement under the Amended and Restated 2021 Equity Inducement Plan.					X
99.3	Amended Form of Stock Option Award Agreement under the Amended and Restated 2021 Equity Inducement Plan.					X
107.1	Calculation of Registration Fees.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on this 30th day of May, 2025.

SUTRO BIOPHARMA, INC.

By: /s/ Jane Chung

Jane Chung

Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jane Chung and David Pauling, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jane Chung	Chief Executive Officer and Director	May 30, 2025
Jane Chung	(Principal Executive Officer and Principal Financial Officer)

/s/ Connie Matsui	Director, Chair	May 30, 2025
Connie Matsui

/s/ Michael Dybbs, Ph.D.	Director	May 30, 2025
Michael Dybbs, Ph.D.

/s/ John G. Freund, M.D.	Director	May 30, 2025
John G. Freund, M.D.

/s/ Heidi Hunter	Director	May 30, 2025
Heidi Hunter

/s/ Sukhi Jagpal	Director	May 30, 2025
Sukhi Jagpal

/s/ Joseph M. Lobacki	Director	May 30, 2025
Joseph M. Lobacki

/s/ James Panek	Director	May 30, 2025
James Panek

/s/ Daniel H. Petree	Director	May 30, 2025
Daniel H. Petree

/s/ Jon Wigginton, M.D.	Director	May 30, 2025
Jon Wigginton, M.D.